32.2	CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND 18 U.S.C. SECTION 1350.

I, Timothy G. Byrd, Sr., the Chief Financial Officer of Adino Energy Corporation, hereby certify that to my knowledge, Adino Energy Corporation’s annual report on Form 10-K/A Amendment No. 1 for the period ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report on Form 10-K/A Amendment No. 1 and the financial statements contained therein fairly presents, in all material respects, the financial condition and results of operations of Adino Energy Corporation.

Date: April 26, 2013

/s/ Timothy G. Byrd, Sr.
Timothy G. Byrd, Sr.